EXHIBIT 21 -- SUBSIDIARIES OF REGISTRANT



Subsidiaries of the Company, all of which are wholly-owned and are included in the consolidated financial statements, are as follows:


Name                                    State or Country of Incorporation
----                                    ----------------------------------

Boschert Incorporated                           California

Computer Products Asia-Pacific Limited          Hong Kong

Computer Products France SARL                   France

Computer Products GmbH                          Germany

Computer Products Power Conversion Limited      England

Heurikon Corporation                            Wisconsin

Power Products (Ireland), Ltd.                  Cayman Islands, B.W.I.

Power Products, Ltd.                            Cayman Islands, B.W.I.

RTP, Corp                                       Florida

RTP Foreign Sales Corporation                   U.S. Virgin Islands

Stevens-Arnold, Inc.                            Massachusetts

Wealth Scene Limited                            Hong Kong